                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                   TEAM INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                   TEAM, INC.
                               200 HERMANN DRIVE
                               ALVIN, TEXAS 77511
                                 (281) 331-6154

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 7, 1999

To the Shareholders of Team, Inc.:

     The 1999 Annual Meeting of Shareholders of Team, Inc. (the "Company") will be held on Friday, October 7, 1999 at 3:00 p.m. Central Standard Time, at the Company's offices, 200 Hermann Drive, Alvin, Texas 77511 for the following purposes:

          1. To elect two persons to serve as Class I Directors for a term of three years on the Company's Board of Directors consisting of three classes of directors with staggered terms.

          2. To consider and vote on a proposal to approve an amendment to the 1998 Incentive Stock Option Plan.

          3. To consider and vote on a proposal to approve the appointment of Deloitte & Touche, LLP as the independent certified public accountants to audit the Company's accounts for the fiscal year ending May 31, 2000.

          4. To transact such other business as may properly come before the meeting and all adjournments thereof.

     The Board of Directors has fixed the close of business on August 20, 1999 as the record date for determination of shareholders who are entitled to notice of and to vote either in person or by proxy at the 1999 Annual Meeting of Shareholders and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS SOON AS POSSIBLE.

                                            By Order of the Board of Directors

                                            /s/ Philip J. Hawk

                                            Philip J. Hawk
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

September 2, 1999

                            YOUR VOTE IS IMPORTANT.
       PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY.

                                   TEAM, INC.
                               200 HERMANN DRIVE
                               ALVIN, TEXAS 77511
                                 (281) 331-6154

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Team, Inc., a Texas corporation (the "Company"), to be voted at the 1999 Annual Meeting of Shareholders (the "1999 Annual Meeting"), and at any adjournment thereof, to be held at the time and place and for the purposes set forth in the accompanying Notice. This Proxy Statement and enclosed form of proxy is being mailed to shareholders beginning on or about September 2, 1999.

     The Company will bear the costs of soliciting proxies in the accompanying form. In addition to the solicitation made hereby, proxies may also be solicited by telephone, telegram or personal interview by officers and employees of the Company. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

     All duly executed proxies received prior to the 1999 Annual Meeting will be voted in accordance with the choices specified thereon, unless revoked as described below. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy: (1) FOR the election of the two nominees listed herein as Class I Directors for a term of three years; (2) FOR the proposal to approve the amendment to the 1998 Incentive Stock Option Plan; (3) FOR the proposal to approve the appointment of Deloitte & Touche, LLP as independent certified public accountants of the Company for the fiscal year ending May 31, 2000; and
(4) in the discretion of such person in connection with any other business that may properly come before the meeting. Shareholders may revoke their proxy at any time prior to the exercise thereof by written notice to Mr. Ted W. Owen of the Company at the above address of the Company, by the execution and delivery of a later dated proxy or by attendance at the meeting and voting their shares in person. Proxy cards that are not signed or that are not returned are treated as not voted for any purposes.

                               VOTING SECURITIES

     As of the close of business on August 20, 1999, the record date for determining shareholders entitled to vote at the 1999 Annual Meeting, the Company had 8,234,954 shares of common stock, $0.30 par value per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote with respect to each matter to be acted upon at the meeting. The holders of a majority of the total shares of Common Stock of the Company issued and outstanding as of August 20, 1999, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions, or with respect to the election of directors withholds, are counted for purposes of determining the presence or absence of a quorum for the transaction of business while broker non-votes are not so counted. Additionally, abstentions and/or withholds are counted in tabulations of the votes cast on proposals presented to shareholders whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

GENERAL

     The Company's Restated Articles of Incorporation and Bylaws provide that the Company's Board of Directors will consist of not less than six nor more than nine persons, the exact number to be fixed from time-to-time by the Board of Directors. The Board of Directors has fixed the number of directors constituting the Board of Directors at six, divided into three classes with staggered three-year terms.

     The Board of Directors has nominated two Class I Directors to be elected to serve a three-year term expiring on the date of the Annual Meeting of Shareholders of the Company to be held in 2002, and to hold office until their successors are duly elected and qualified. Mr. Louis A. Waters has been nominated by the Board of Directors to stand for reelection as a Class I Director for a three-year term and Mr. Philip J. Hawk has been nominated to stand for election as a Class I Director for a three-year term for the first time.

     In November 1998, the Board of Directors, in accordance with the Company's Bylaws, appointed Philip J. Hawk to the Board of Directors. At the time of Mr. Hawk's appointment, the Board consisted of two Class I Directors, two Class II Directors and two Class III Directors. Therefore, in accordance with the Company's Bylaws, Mr. Hawk was appointed to the position of Class I Director, the term of which expires on the date of the 1999 Annual Meeting.

     Directors are elected by a plurality of votes cast at the Annual Meeting. Unless contrary instructions are set forth in the proxies, the persons with full power of attorney to act as proxies at the 1999 Annual Meeting will vote all shares represented by such proxies for the election of the nominees named therein as directors. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in the nominee's stead, of such other persons as the Board of Directors of the Company may recommend. The management has no reason to believe that any of the nominees will be unable or unwilling to stand for election or to serve if elected.

NOMINEES

     Set forth below is certain information as of August 20, 1999 concerning the nominees for election at the 1999 Annual Meeting, including the business experience of each for at least the past five years:

                                                       PRESENT POSITION          DIRECTOR
NAME                                      AGE          WITH THE COMPANY           SINCE
----                                      ---          ----------------          --------
Mr. Philip J. Hawk......................  45    Chairman of the Board of           1998
                                                Directors and Chief Executive
                                                Officer
Mr. Louis A. Waters.....................  61    Director                           1998

     Mr. Hawk was appointed Chairman of the Board and Chief Executive Officer of the Company in November 1998. From 1993 to 1998, Mr. Hawk held the position of President and Chief Executive Officer of EEOT Energy Partners, L.P., an energy marketing and service company. Mr. Hawk is also a director of Highland Insurance Group, Inc., a New York Stock Exchange listed company. See also "Certain Relationships and Related Transactions."

     Mr. Waters is currently the Chairman of the Board of Tyler Technologies, Inc. ("Tyler"), a New York Stock Exchange listed company. Tyler's principal business is providing information management services to local governments. Mr. Waters was elected to Tyler's Board of Directors in August 1997 and elected Chairman of the Board in October 1997. In addition, Mr. Waters is one of the founders and was the first Chairman of the Board of Browning-Ferris Industries, Inc. ("BFI"). He served as Chairman and Chief Executive Officer from 1969 through 1980, Chairman of BFI's Executive Committee from 1980 through 1988, and Chairman of the Finance Committee from 1988 to March 1997. Mr. Waters also directed BFI's international activities, serving as Chairman and Chief Executive Officer of BFI International, Inc. from 1991 to March 1997, when he retired from full-time duty with BFI. See also "Certain Relationships and Related Transactions."

DIRECTORS CONTINUING IN OFFICE

     Set forth below is certain information concerning the four directors continuing in office until the expiration of their respective terms, including the business experience of each for at least the past five years:

                                                                                 EXPIRATION OF
                                                   PRESENT POSITION   DIRECTOR      PRESENT
NAME                                         AGE   WITH THE COMPANY    SINCE         TERM
----                                         ---   ----------------   --------   -------------
George W. Harrison.........................  71        Director         1995         2001
Sidney B. Williams.........................  66        Director         1973         2001
Jack M. Johnson, Jr. ......................  61        Director         1992         2000
E. Theodore Laborde........................  61        Director         1991         2000

     Mr. Harrison served as Senior Vice President of the Company from 1987 until his retirement in 1997. During his tenure with the Company, Mr. Harrison was involved in most aspects of the Company including operations, engineering, manufacturing, marketing and research and development.

     Mr. Williams is the sole shareholder of a professional corporation which is a partner in the law firm of Chamberlain, Hrdlicka, White, Williams & Martin in Houston, Texas and has been a partner in that firm for more than the past five years.

     Mr. Johnson has been Managing General Partner of Wintermann & Company, a general partnership that owns approximately 25,000 acres of real estate in Texas which is used in farming, ranching and oil and gas exploration activities, for more than the past five years. Mr. Johnson is also President of Winco Agriproducts, an agricultural products company that primarily processes rice for seed and commercial sale. Mr. Johnson is also a director of Security State Bank in Anahuac, Texas and a director of Allstar Systems in Houston, Texas.

     Mr. Laborde served in various capacities with J & H Marsh & McLennan, Inc., an insurance brokerage firm, in New Orleans, Louisiana, for approximately 35 years before retiring in December 1997. From 1982 until his retirement, Mr. Laborde acted as Managing Director of the New Orleans operation. J & H Marsh & McLennan, Inc. is a subsidiary of Marsh & McLennan Companies.

     Mr. Williams and Mr. Laborde are brothers-in-law.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held five regular meetings during the fiscal year ended May 31, 1999. No director attended fewer than 75% of the meetings held during the period for which he served as a member of the Board and the Committees on which he served.

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee but does not have a Nominating Committee. The Executive Committee is composed of Messrs. Hawk, Williams and Waters. The Executive Committee is responsible for assisting with the general management of the business and affairs of the Company during intervals between meetings of the Board of Directors. The Executive Committee met two times during fiscal 1999.

     The Audit Committee is composed of Messrs. Laborde, Harrison and Waters. The Audit Committee is charged with the duties of recommending the appointment of the independent certified public accountants; reviewing their fees; ensuring that proper guidelines are established for the dissemination of financial information to the Company's shareholders; meeting periodically with the independent certified public accountants, the Board of Directors and certain officers of the Company and its subsidiaries to ensure the adequacy of internal controls and reporting; reviewing consolidated financial statements; and performing any other duties or functions deemed appropriate by the Board. The Audit Committee met one time during fiscal 1999.

     The Compensation Committee, composed of Messrs. Johnson and Williams, reviews management performance and makes recommendations to the Board of Directors concerning management compensation and other corporate benefits. The Compensation Committee met three times during fiscal 1999 regarding specific employee matters.

COMPENSATION OF DIRECTORS

     All non-employee directors currently receive an annual fee of $20,000 of which one-half ($10,000) is paid in cash on a quarterly basis. The remaining $10,000 is paid in the form of Common Stock. The stock payments are made July 1 of each year with the number of shares calculated by dividing $10,000 by the closing price per share on the preceding business day.

     In December 1991, the Company adopted the Non-Employee Directors' Stock Option Plan (the "Non-Employee Director Plan"). As amended through January 29, 1998, the Non-Employee Director Plan authorizes options to purchase 310,000 shares of Common Stock for directors of the Company who are not employees of the Company. The purpose of the Non-Employee Director Plan is to attract and to retain the services of experienced and knowledgeable independent individuals as directors, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to provide such individuals with an additional incentive to continue in their position.

     Pursuant to the Non-Employee Director Plan, each non-employee director receives an automatic grant of options upon such director's appointment, reappointment, election or reelection to the Board of Directors equal to the product obtained by multiplying five thousand (5,000) by the number of years, or any part of any year, that such director is appointed or elected to serve on the Board of Directors. The exercise price of the options is equal to the fair market value of the Company's Common Stock on the date of grant, and the options expire ten years after the date of grant. Options to purchase 5,000 shares vest on the date of grant and each anniversary thereafter until all of the options granted are fully vested. During fiscal 1999, Messrs. Harrison and Williams were each granted options to purchase 15,000 shares and Mr. Waters was granted an option to purchase 5,000 shares, all with an exercise price of $3.5625 per share, pursuant to their election to the Board of Directors at the 1998 Annual Meeting of Shareholders.

CURRENT DIRECTORS AND EXECUTIVE AND OTHER OFFICERS

     The following table sets forth information regarding the current directors and executive and other officers of the Company:

                                     YEAR      YEAR
                                   ELECTED    ELECTED
                                      AS        AS
NAME OF DIRECTOR OR OFFICER  AGE   DIRECTOR   OFFICER           POSITION WITH COMPANY
---------------------------  ---   --------   -------           ---------------------
Philip J. Hawk(1)..........  45      1998      1998     Chairman of the Board of Directors
                                                          and Chief Executive Officer
Kenneth M. Tholan..........  60        --      1996     President and Chief Operating Officer
Ted W. Owen................  47        --      1998     Vice President, Chief Financial
                                                          Officer, Secretary and Treasurer
John P. Kearns.............  43        --      1996     Senior Vice President
Clark A. Ingram............  43        --      1996     Vice President
William H. Nelson..........  33        --      1996     Controller and Assistant Secretary
Sidney B. Williams(1)(3)...  66      1973        --     Director
George W. Harrison(2)......  71      1995      1974     Director
E. Theodore Laborde(2).....  61      1991        --     Director
Jack M. Johnson, Jr.(3)....  61      1992        --     Director
Louis A. Waters(1)(2)......  61      1998        --     Director
William A. Ryan(4).........  72      1987      1995     Director

---------------

(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

(4) Mr. Ryan is retiring from the Board of Directors effective on the date of the 1999 Annual Meeting.

     Mr. Tholan joined the Company in June 1996 as General Manager of the Company and shortly thereafter was elected as Vice President. In 1997, he was named Executive Vice President and Chief Operating Officer and in January 1998 was promoted to President of the Company. From 1993 to 1996, Mr. Tholan held the position of Vice President and General Manager for Furmanite America, Inc. (a Kaneb company) with responsibility for the Southwest Division, as well as engineering and manufacturing of onsite mechanical services for the refining, chemical and other related industries.

     Mr. Owen joined the Company in February 1998 in anticipation of the retirement of Margie E. Rogers, who previously held the offices of Chief Financial Officer, Secretary and Treasurer. Upon Ms. Rogers' retirement, Mr. Owen was elected as Vice President, Chief Financial Officer, Secretary and Treasurer. From 1994 to 1997, Mr. Owen held the position of Business Practices Officer for Alyeska Pipeline Service Co.

     Mr. Kearns joined the Company in 1980 as a design engineer and assumed the position of Vice President of Engineering and Manufacturing in 1996. Mr. Kearns has been involved with the Company's engineering, manufacturing and research and development functions for more than the last five years.

     Mr. Ingram joined the Company in 1988 as Risk and Human Resource Manager and assumed his position as Vice President of Human Resources in 1996. Mr. Ingram has been involved with the Company's human resources, insurance and employee benefits for more than the last five years.

     Mr. Nelson joined the Company in 1993 as Assistant Controller and assumed the position of Assistant Secretary in 1996 and Controller in 1997. Mr. Nelson has been involved with the Company's accounting and financial planning functions for more than the last five years.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the forms received by the Company, or written representations from certain reporting persons that no Section 16(a) reports were required for those persons, the Company believes that during the year ended May 31, 1999, all filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were satisfied, with the following exceptions. Mr. Hawk, who became an officer and director on November 2, 1998, was required to file a Form 3 report on or before November 12, 1998. Mr. Hawk filed such report on December 9, 1998. Mr. Kearns failed to timely report the November 1998 sale of 3,000 shares of Common Stock. Mr. Kearns subsequently filed the appropriate report on August 15, 1999.

EMPLOYMENT AND OTHER AGREEMENTS

     Mr. Hawk is a party to an employment agreement with the Company in which he is to serve as the Company's Chief Executive Officer until the earlier of (i) January 31, 2002, (ii) his voluntary resignation or (iii) his termination with or without cause by the Company. Mr. Hawk has agreed not to compete with the Company during the term of the agreement and for a period of two years following termination of the agreement. Also, Mr. Hawk has agreed not to disclose any confidential information regarding the Company without the prior written consent of the Company.

EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth compensation information for the fiscal years ended May 31, 1999, 1998 and 1997 for the Chief Executive Officer and the other executive officers of the Company earning in excess of $100,000 during the Company's 1999 fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                 ANNUAL        -----------------------
                                              COMPENSATION     RESTRICTED   SECURITIES
                                    YEAR    ----------------     STOCK      UNDERLYING    ALL OTHER
                                   ENDING   SALARY    BONUS      AWARDS      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION        MAY 31     ($)      ($)       ($)(1)        (#)           ($)
---------------------------        ------   -------   ------   ----------   ----------   ------------
Philip J. Hawk...................   1999    121,154     --        --         350,000         --
  Chairman of the Board and         1998      (2)      (2)       (2)          (2)            --
  Chief Executive Officer           1997      (2)      (2)       (2)          (2)            --
Kenneth M. Tholan................   1999    150,000   31,875     20,250        --            --
  President and Chief Operating     1998    131,077   20,000      --          40,000         --
  Officer                           1997    118,808   20,000      --          15,000         --
Ted W. Owen......................   1999    125,000    5,000     10,125        --            --
  Vice President, Chief Financial   1998     31,250     --        --          15,000         --
  Officer, Secretary and
     Treasurer                      1997      (3)      (3)       (3)          (3)            --
William A. Ryan(4)...............   1999    138,462   50,000      --           --            56,250(5)
                                    1998    100,000   50,000      --          50,000         --
                                    1997    212,692   50,000      --           --            --

---------------

(1) Represents the number of restricted shares awarded multiplied by the market price of Team Common Stock on the date of grant. As of May 31, 1999, the total number and value of restricted shares held by

    Mr. Tholan was 6,000 shares ($20,250) and by Mr. Owen 3,000 shares ($10,125). The values given do not reflect the fact that the shares are restricted. The executives are entitled to the same cash dividends on the restricted shares as holders of regular Common Stock, but cannot sell the shares during the restricted period. The restricted shares become vested in increments of one-third ( 1/3) each July 30 of the years 1999, 2000 and 2001.

(2) Mr. Hawk was named Chairman of the Board of Directors and Chief Executive Officer effective November 2, 1998.

(3) Mr. Owen joined the Company in February 1998.

(4) Mr. Ryan was Chairman of the Board of Directors and Chief Executive Officer until November 1, 1998.

(5) Represents the market value on the date of grant of 15,000 shares of Common Stock issued to Mr. Ryan on December 3, 1998 in connection with his termination as Chairman of the Board of Directors and Chief Executive Officer.

                          OPTION GRANTS IN FISCAL 1999

     The following table sets forth additional information with respect to stock options granted in fiscal 1999 to the Named Executive Officers:

                                                                              POTENTIAL REALIZABLE
                                                                                VALUE AT ASSUMED
                                     PERCENTAGE OF                           ANNUAL RATES OF STOCK
                        NUMBER OF    TOTAL OPTIONS                             PRICE APPRECIATION
                        SECURITIES    GRANTED TO                               FOR OPTION TERM(4)
                        UNDERLYING   EMPLOYEES IN    EXERCISE   EXPIRATION   ----------------------
NAME                     OPTIONS      FISCAL 1998     PRICE        DATE         5%           10%
----                    ----------   -------------   --------   ----------   ---------    ---------
Philip J. Hawk........   105,666(1)      18.4%        $3.750    11/02/2008   $249,372     $630,826
                          44,334(2)       7.7%        $3.625    11/02/2008   $100,860     $256,029
                         200,000(3)      34.8%        $3.625    11/02/2008   $      0(5)  $385,002(5)
Kenneth M. Tholan.....     --              --          --           --          --           --
Ted W. Owen...........     --              --          --           --          --           --
William A. Ryan.......     --              --          --           --          --           --

---------------

(1) These options were granted on November 2, 1998 at the closing price of the Company's Common Stock on the date of grant. Pursuant to the vesting schedule in Mr. Hawk's Option Agreement, 25% of the shares are currently exercisable and 25% of the shares become exercisable on each November 2 of the years 1999, 2000 and 2001.

(2) These options were granted on November 2, 1998 at the mean of the opening and closing price of the Company's Common Stock on the date of grant. Pursuant to the vesting schedule in Mr. Hawk's Option Agreement, 14,778 shares become exercisable on each November 2 of the years 1999, 2000 and 2001.

(3) These options were granted on November 2, 1998 at the mean of the opening and closing price of the Company's Common Stock on the date of grant. Pursuant to the vesting schedule in Mr. Hawk's Option Agreement, one-third ( 1/3) of the shares become exercisable at the end of any consecutive six month period during which the average closing price of the Common Stock is $7.00 per share, an additional one-third ( 1/3) of the shares become exercisable at the end of any consecutive six month period during which the average closing price of the Common Stock is $10.50 per share, and the remaining one-third ( 1/3) of the shares become exercisable at the end of any consecutive six month period during which the average closing price of the Common Stock is $14.00 per share.

(4) Potential realizable value is based on the assumption that the Common Stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The stock prices at the end of the option term for the options described in footnote (1) are $6.11 and $9.73, assuming 5% and 10% appreciation rates, respectively. The stock prices at the end of the option term for the option described in footnotes
    (2) and (3) are $5.90 and $9.40, respectively. The amounts of hypothetical appreciation reflect required calculations at rates set by the Securities and Exchange

    Commission and, therefore, are not intended to represent either historical appreciation or anticipated future appreciation in the price of Common Stock.

(5) At a stock price of $5.90 per share at the end of the option term, none of the shares would be exercisable. At a stock price of $9.40 per share, 66,667 shares would be exercisable.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table provides certain information with respect to options exercised during fiscal 1999 by each of the Named Executive Officers:

                                                            NUMBER OF               VALUE OF UNEXERCISED
                           NUMBER OF                 UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                            SHARES                     END OF FISCAL 1999           END OF FISCAL 1999(1)
                           ACQUIRED      VALUE     ---------------------------   ---------------------------
                          ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                          (#)         ($)          (#)            (#)            ($)            ($)
----                      -----------   --------   -----------   -------------   -----------   -------------
Philip J. Hawk..........     --           --          26,417        323,583         --            --
Kenneth M. Tholan.......     --           --          42,500         12,500         33,750        --
Ted W. Owen.............     --           --           7,500          7,500         --            --
William A. Ryan.........     --           --         110,000         --            118,750        --

---------------

(1) The value of unexercised in-the-money options is the difference between (i) the closing price of the Company's Common Stock on the last trading day of fiscal 1999 ($3.375) and (ii) the exercise price of the in-the-money options, multiplied by the number of underlying shares subject to the options.

                         COMPENSATION COMMITTEE REPORT

     Pursuant to rules adopted by the Securities and Exchange Commission, the Compensation Committee of the Board of Directors (the "Committee"), which is composed entirely of independent outside directors, has furnished the following report on executive compensation:

     The Committee's major responsibilities include, but are not limited to, the following:

          1. Reviewing the Company's major compensation and benefit practices, policies and programs with respect to executive officers;

          2. Reviewing executive officers' salaries and bonuses; and

          3. Administering the Company's stock option plans.

     Following review and approval by the Committee, all issues pertaining to the compensation of, and the grant of options to, the executive officers are submitted to the full Board of Directors for approval.

COMPENSATION PHILOSOPHY

     The Committee's compensation philosophy operates on several different levels. First, the Committee must ensure that the compensation is competitive in order to attract and retain highly qualified executives. In order to facilitate the first objective, the Committee as a rule considers various compensation surveys and proxy statements for companies in the industry of comparable size and complexity to the Company. Second, in order to motivate its executives, the Committee links executive pay levels to the performance of the Company through the grant of options pursuant to the Company's stock option programs. Third, the Committee endeavors to reward outstanding individual contributions to the Company and to set compensation at levels that reflect each executive officer's individual contribution towards the Company's goals through its bonus and stock option programs. The Committee endeavors to support the Company's commitment to providing superior shareholder value. The compensation and related programs are designed to reward and motivate executives for the accomplishment of the Company's commitment to its shareholders.

COMPENSATION PROGRAM COMPONENTS

     To achieve its compensation goals, the compensation program consists of four components -- base salary, bonuses, various employee benefits (including medical and life insurance and 401(k) plan benefits generally available to the employees of the Company) and the Company's stock option plans. The total program is structured to deliver a significant percentage of pay through at-risk pay programs which reward executives if the performance of the Company warrants. Maximizing shareholder value is a basic principle underlying the Company's pay programs.

     Annually, the Committee seeks to review the base salary of each executive officer to determine its fairness. During its annual consideration of the base salaries of the executive officers, the Committee considers the level of responsibility, experience and performance of each executive officer. The Committee also takes into account the competitive conditions of the marketplace, the Company's profitability and the cost of living index. When reviewing competitive conditions of the marketplace, the Committee considers the Company's pay levels with those of companies of similar size and complexity. As the Company believes there is no survey data relating to the Company's service industries, the Company studies compensation surveys for companies of a similar size and complexity and various other data and information brought to its attention, including proxy statements of companies in the Company's service industry. Based on such information, the Committee endeavors to ensure that the pay levels fall in the median range of the amounts paid by the comparable companies. In certain circumstances, bonuses may be awarded to those executive officers who have made outstanding individual contributions during the current fiscal year. Subsequent to the end of fiscal 1999, each officer of the Company received an increase in base salary and a bonus commensurate with levels of responsibility and individual performance.

     Additionally, all executive officers are eligible to receive stock options and bonuses in the form of stock at the Committee's discretion. By increasing senior management's equity position in the Company, the interests of the shareholders and the executives will be more closely aligned. To that end, in October 1998, Mr. Tholan was awarded 6,000 shares of restricted stock, while Messrs. Owen, Kearns, Ingram and Nelson were each awarded 3,000 shares of restricted stock. The restricted stock may not be sold until it becomes vested, which occurs in increments of one-third ( 1/3) of the shares awarded each July 30 of the years 1999, 2000 and 2001. In addition, the following stock options were granted in June 1999 under the 1998 Incentive Stock Option Plan: Mr. Tholan, 60,000 shares; Mr. Owen, 20,000 shares; Mr. Kearns, 25,000 shares; and Messrs. Ingram and Nelson, 10,000 shares each. All of the foregoing options have an exercise price of $3.50 per share. Since the options were granted subsequent to the end of fiscal 1999, they are not reflected in the option grants table above.

PERFORMANCE MEASURES

     When evaluating annual executive compensation, the Committee considers the Company's earnings, adjusted for certain unusual or nonrecurring items, return on net investment and cash flows. These factors are compared to the Company's prior year's performance, its annual business plan and the performance of other companies which operate in the same industry segments as the Company. These performance measures assist the Committee in ensuring that the interests of its shareholders, as well as its executives, are represented in a fair and equitable manner. No specific fixed weighting or formula is applied to such performance measures. Rather, the Committee exercises its judgment in evaluating financial and non-financial factors and in determining appropriate compensation.

OTHER

     The Omnibus Budget Reconciliation Act of 1993 (the "Act") restricts the ability of a publicly-held corporation to deduct compensation in excess of $1,000,000 paid to its Chief Executive Officer and the four most highly compensated officers. During fiscal 1999, the threshold was not met for any of the executive officers. However, the Committee continually reviews all aspects of the Act in order to determine future compliance issues regarding same.

     This Compensation Committee Report was for the most part prepared by management at the direction of the Committee, and approved by the Committee.

Jack M. Johnson, Jr., Chairman
Sidney B. Williams

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Williams served on the Committee and Board of Directors during fiscal 1999. Mr. Williams is also the sole shareholder of a professional corporation which is a partner in the law firm of Chamberlain, Hrdlicka, White, Williams and Martin in Houston, Texas, which rendered services to the Company during fiscal 1999. Fees to the law firm did not exceed five percent (5%) of that law firm's gross revenue for its last full fiscal year.

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

     The following graph compares the Company's cumulative total shareholder return on its Common Stock for a five-year period (May 31, 1994 to May 31, 1999), with the cumulative total return of the American Stock Exchange Market Value Index ("ASEMVI"), and a peer group of companies selected by the Company. The "Peer Group" is described in more detail below. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at May 31, 1994 and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
[GRAPH]

               MEASUREMENT PERIOD
             (FISCAL YEAR COVERED)                   TEAM, INC.          ASEMVI          PEER GROUP
1994                                                        100.00            100.00            100.00
1995                                                         45.16            111.73             69.65
1996                                                         64.52            138.71            109.73
1997                                                         48.39            140.80            123.84
1998                                                        127.42            168.34            158.06
1999                                                         87.10            186.23            101.29

---------------

Assumes Initial Investment of $100

 * Total return assumes reinvestment of dividends

Note: Total returns based on market capitalization

     The peer group is composed of five companies which provide industrial and/or leak repair services. The returns of each company have been weighted according to their respective market capitalization for purposes of arriving at a peer group average. The members of the peer group are C.H. Heist Corp., Industrial Holdings, Inc., Kaneb Services, Inc., Matrix Service Company and Versar, Inc.

     The foregoing graph is based on historical data and is not necessarily indicative of future performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock (the only class of voting securities of the Company) as of August 20, 1999 of (a) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director or nominee for director of the Company, (c) the Named Executive Officers and (d) all executive and other officers and directors of the Company as a group. The information shown assumes the exercise by each person (or all directors and officers as a group) of the stock options owned by such person that are currently exercisable or exercisable within 60 days of August 20, 1999. Unless otherwise indicated, the address of each person named below is the address of the Company at 200 Hermann Drive, Alvin, Texas 77511.

                                                                                        PERCENTAGE
                                                                                            OF
                                                                                        OUTSTANDING
                                                                NUMBER OF SHARES          COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED(1)        STOCK
------------------------------------                          ---------------------     -----------
Philip J. Hawk..............................................           91,417(2)            1.1%
Kenneth M. Tholan...........................................           63,511(3)              *
Ted W. Owen.................................................           15,855(4)              *
Sidney B. Williams..........................................          140,735(5)            1.6%
  1200 Smith Street, Suite 1400
  Houston, Texas 77002
E. Theodore Laborde.........................................           50,715(6)              *
  601 Poydras Street, Suite 2075
  New Orleans, Louisiana 70130
Jack M. Johnson, Jr. .......................................           48,829(7)              *
  P.O. Box 337
  Eagle Lake, Texas 77434
George W. Harrison..........................................          191,892(8)            2.2%
  2119 Sieber Drive
  Houston, Texas 77017
Louis A. Waters.............................................        1,209,829(9)           14.0%
  520 Post Oak Blvd., Suite 850
  Houston, Texas 77027
William A. Ryan.............................................          150,329(10)           1.7%
  1410 Sheridan Road
  Wilmette, Illinois 60091
All directors and executive and other officers as a group
  (12 persons)..............................................        2,012,608(11)(12)      23.2%
Houston Post Oak Partners, Ltd..............................        1,200,000              13.9%
  520 Post Oak Blvd., Suite 850
  Houston, Texas 77027
Armstrong International, Inc. ..............................          691,000(13)           8.0%
  2081 East Ocean Blvd, 4th Floor
  Stuart, Florida 34996-3376
E. Patrick Manuel...........................................          535,500(14)           6.2%
  1206 Hwy 190 West
  Eunice, Louisiana 70535

---------------

  *  Less than 1% of outstanding Common Stock.

 (1) The information as to beneficial ownership of Common Stock has been furnished, respectively, by the persons and entities listed, except as indicated below. Each individual or entity has sole power to vote and dispose of all shares listed opposite his or its name except as indicated below.

 (2) Includes 26,417 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 20, 1999.

 (3) Includes 42,500 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 20, 1999.

 (4) Includes 12,500 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 20, 1999.

 (5) Includes 2,685 shares owned by Nancy Williams, Mr. William's wife, and 1,000 shares held as custodian under the Uniform Gift to Minors Act for Mr. William's nephews. Mr. Williams disclaims any economic interest in these shares. Also includes 90,000 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 20, 1999.

 (6) Includes 1,886 shares owned by Mr. Laborde and his wife, Mary Laborde, as joint tenants. Also includes 40,000 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 20, 1999.

 (7) Includes 35,000 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 20, 1999.

 (8) Includes 25,000 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 20, 1999.

 (9) Includes 5,000 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 20, 1999. Also includes 1,200,000 shares owned by Houston Post Oak Partners, Ltd., a Texas limited partnership of which Mr. Waters is the sole general partner. See also "Certain Relationships and Related Transactions."

(10) Includes 15,500 shares owned by Joan Ryan, Mr. Ryan's wife, and 110,000 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 20, 1999.

(11) Includes 411,667 shares which may be acquired pursuant to the exercise of stock options currently exercisable or exercisable within 60 days of August 20, 1999.

(12) Includes shares allocated to employees through participation in the Company's Employee Stock Ownership Plan and the Salary Deferral Plan and Trust. As of May 31, 1999, 3,779 shares are allocated to officers in the Salary Deferral Plan and Trust and 833 shares in the Employee Stock Ownership Plan.

(13) The Company has relied upon information contained in Amendment No. 1 to
     Schedule 13D filed with the SEC on August 4, 1997. According to the amended
     Schedule 13D, 650,000 shares are owned by Armstrong International, Inc. and 41,000 shares are owned by Merrill H. Armstrong and Barbara I. Armstrong, both of whom are officers of Armstrong International, Inc.

(14) Based upon the stock records of the Company.

     The Company does not know of any arrangement that may at a subsequent date result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Louis A. Waters. In June 1998, the Company entered into a Stock Purchase Agreement with Houston Post Oak Partners, Ltd., a Texas limited partnership of which Mr. Waters is the sole general partner ("Post Oak"). Pursuant to the Stock Purchase Agreement, the Company issued 1,200,000 shares of Common Stock to Post Oak in exchange for $3.3 million. The shares have not been registered with the Securities and Exchange Commission but were issued in a private transaction exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) thereof as a "transaction by an issuer not involving any public offering." The purchase price of $2.75 per share represents a discount of approximately eight percent (8%) from the market price of $3.00 per share at the time of the transaction. The Company's independent investment bankers have delivered a written opinion to the Company confirming that the purchase price was fair to the

Company after taking into account, among other things, the large number of shares and the lack of immediate marketability for the shares.

     Philip J. Hawk. In November 1998, the Company entered into a Stock Purchase Agreement with Mr. Hawk, pursuant to which Mr. Hawk purchased 45,000 shares of Common Stock in exchange for $163,125. Pursuant to the Stock Purchase Agreement, the purchase price of $3.625 per share was determined by taking the average of the high and low trading prices for the Common Stock on the American Stock Exchange for November 2, 1998. The shares have not been registered with the Securities and Exchange Commission but were issued in a private transaction exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) thereof as a "transaction by an issuer not involving any public offering."

     E. Patrick Manuel. In April 1999, the Company entered into a Stock Purchase Agreement with the shareholders of X-Ray Inspection, Inc., a Louisiana corporation ("X-Ray"), to purchase 100% of the capital stock of X-Ray in exchange for $7.7 million and 595,000 shares of newly issued Common Stock. Pursuant to the Stock Purchase Agreement, Mr. Manuel received $6.75 million and 535,000 shares of Common Stock in exchange for his shares in X-Ray. The shares have not been registered with the Securities and Exchange Commission but were issued in a private transaction exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) thereof as a "transaction by an issuer not involving any public offering."

                    PROPOSAL TWO -- APPROVAL OF AMENDMENT TO
                      THE 1998 INCENTIVE STOCK OPTION PLAN

     Effective November 3, 1998, the Board of Directors of the Company approved resolutions declaring it advisable to amend Section 4 of the Company's 1998 Incentive Stock Option Plan (the "Plan") to increase the number of shares of Common Stock which are to be made available for distribution under the Plan. The proposed amendment would provide for a total of 1,000,000 shares to be issuable, an increase of 500,000 shares from the previously approved 500,000 shares initially reserved for issuance. This increase will enable the Company to proceed with the purpose of the Plan which is to retain experienced and well-trained employees, to encourage the sense of proprietorship of such employees and to stimulate the active interests of such employees in the development and financial success of the Company. The Plan was originally adopted and approved by the Company's shareholders in 1998.

     If approved by the shareholders at the 1999 Annual Meeting, the first sentence of Section 4 of the Plan will be amended to provide as follows:

          "Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 1,000,000, subject to adjustment under the provisions of Paragraph 7."

     The remaining language of Section 4 and the remainder of the Plan will not be changed and the only effect of the proposed amendment will be to increase the number of shares reserved for option grants under the Plan.

     Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), requires shareholder approval in order to obtain favorable tax treatment to the employee-optionee as an incentive stock option. Therefore, the adoption of the proposed amendment to the Plan was made expressly contingent on shareholder approval. A summary of the material features of the Plan is set forth below.

ADMINISTRATION

     The Compensation Committee of the Board of Directors (the "Committee") acts as manager for and otherwise administers the Plan. Committee members are elected by a majority vote of the Board for an indefinite term and may be removed only by a majority vote of the Board. All members of the Committee shall qualify as both "non-employee directors" as defined in Rule 16b-3(b)(3) promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. The Committee has the general authority to determine which key employees receive options under the Plan, the date of grant, the date on which the options become exercisable, the number of shares of Common Stock to be offered to each optionee, the duration of the options and other terms and conditions applicable to each option subject to the terms of the Plan.

ELIGIBILITY

     Officers and other key employees of the Company or any of its (at least 50 percent owned) subsidiaries are eligible to receive options under the Plan; however, the Committee, in its discretion, determines the specific individuals who will be granted options under the Plan. As of May 31, 1999, the Company has six officers and approximately eighty other key employees participating in the Plan.

     The number of shares which may be purchased pursuant to each option is established by the Committee and is set forth in the related stock option agreements. There is no established maximum or minimum limitation on the number of shares of Common Stock to be allocated to any particular group or subgroup of officers or other key employees pursuant to the Plan. No monetary consideration is paid by any person for the issuance of the options.

SHARES SUBJECT TO OPTION

     Under the terms of the Plan as originally adopted and approved by the shareholders in 1998, the maximum number of shares of Common Stock that may be offered under the Plan is 500,000 shares. Adjustments will be made under the Plan in the number of shares of Common Stock which are issuable upon exercise of options and in the price per share thereof to protect the holders of options against dilution in the event of a stock split, recapitalization, combination of shares or like event resulting in a change in the number of shares outstanding.

OPTION PRICE

     The exercise price for options granted under the Plan will be equal to the fair market value (as defined in the Plan) of the Common Stock on the last trading day preceding the date of grant. Shares purchased pursuant to the options must be paid for in cash or cashier's check, presented at the principal offices of the Company following the date the optionee gives notice to the Company of his or her desire to exercise the option. The Committee may in its discretion, accept payment of the option price in whole or in part in shares of Common Stock of the Company already owned by the participant. The Committee may impose reasonable conditions on the delivery of stock certificates to the optionee upon exercise of an option including the payment by the optionee of any withholding or other tax liability resulting from such exercise.

DURATION OF OPTIONS

     The expiration date of each option is determined by the Committee, but in no event shall the exercise period of an option extend beyond a date which is ten years from the date of grant. No option may be granted under the Plan after January 28, 2008.

TRANSFERABILITY

     Options granted under the Plan are transferable only by will or under the laws of descent and distribution.

EXERCISE OF OPTIONS

     An option granted under the Plan is generally exercisable over a period commencing on the date of grant and ending upon the expiration or termination of the option. The Committee may, in its discretion, postpone the vesting of the option and limit the number of shares exercisable during the option period. In the event of the death of an option holder before termination of the option holder's employment with the Company, such option will become fully exercisable and will remain exercisable for twelve (12) months following the date of death. If an optionee's employment is terminated for reasons other than death, his then outstanding vested options must be exercised prior to the earlier of the expiration date of such options or three months (six months for certain longer term employees) following termination of employment in order for the options to qualify as incentive stock options under the Code. If exercised later than three months after termination, other than in cases of death or disability, the option will no longer qualify as an incentive stock option under the Code.

TERMINATION AND AMENDMENTS

     The Plan terminates on January 28, 2008, unless terminated earlier by appropriate action of the Board of Directors. Termination of the Plan will not alter or impair any of the rights or obligations of any option which has been granted under the Plan prior to the effective date of termination without the express consent of the optionee.

     The Board of Directors has the power to amend the Plan to cause the options granted thereunder to conform to applicable law or in any other respect as the Board determines to be in the best interests of the Company. However, any such amendment may not, without the approval of the Company's shareholders, increase the aggregate number of shares of Common Stock subject to the Plan (except for increases due to certain adjustments). In addition, any such amendment may not, without the approval of the Company's shareholders, change the class of employees eligible to receive options or awards under the Plan in order for the Plan to continue to comply with Rule 16b-3 or Sections 162(m), 422 and 423 of the Code. Any amendment or termination of the Plan may not alter or impair any of the rights or obligations which may have been granted to or been incurred by any optionee under the Plan prior to amendment or termination, unless such action is expressly consented to by the optionee whose rights are affected.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to options granted under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income tax consequences or federal employment tax consequences.

     The options granted under the Plan will qualify as incentive stock options ("ISOs"). An employee receiving an ISO will not be in receipt of taxable income upon the grant of the ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or its subsidiaries at all times during the period beginning on the date of the grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). Exercise of an ISO will also be timely if made at any time (provided it is exercisable by its terms) by the legal representative of an optionee who dies (i) while in the employ of the Company or its subsidiaries or (ii) within three months after termination of employment. The Plan, however, limits the right of the legal representative of any optionee to exercise an option to the one-year period following the death of such optionee, provided such optionee has died prior to termination of employment. Upon ultimate sale of the stock received upon such exercise, except as noted below, the optionee will recognize capital gain or loss (if the stock is a capital asset of the optionee) equal to the excess of the amount realized upon such sale over the option exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the grant or exercise of the ISO or the sale of such stock by the optionee.

     The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option exercise price will constitute an item of tax preference to the employee-optionee for purposes of the "alternative minimum tax" set forth in the Code.

     If, however, the stock acquired pursuant to such exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date of grant of the option or one year from the date that such stock is transferred to the optionee (a "disqualifying disposition"), gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: If the amount realized on such disqualifying disposition is less than or equal to the fair market value of the stock on the exercise date, the optionee would recognize ordinary compensation income equal to the excess of such amount realized over the exercise price. If the amount realized on such disqualifying disposition is greater than the fair market value of the stock on the exercise date, the optionee would recognize ordinary compensation income equal to the excess of the fair market value of the stock on the exercise date and capital gain equal to the excess of such amount realized over the fair market value of the stock on the exercise date. In such case, the Company may deduct for federal income tax purposes the amount taxable to the optionee as ordinary compensation income.

VOTE REQUIRED FOR APPROVAL

     The proposed amendment to the Plan will be submitted to the shareholders for their approval at the 1999 Annual Meeting. The affirmative vote of the holders of at least a majority of the outstanding shares represented and voted at the meeting is required for the approval of the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1998 INCENTIVE STOCK OPTION PLAN AS DESCRIBED ABOVE.

        PROPOSAL THREE -- APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Audit Committee has recommended and the Board of Directors has approved and now recommends the appointment of Deloitte & Touche, LLP as independent certified public accountants to audit the Company's accounts for the fiscal year ending May 31, 2000. The firm has audited the Company's accounts since 1974. Approval of the appointment will require the affirmative vote of a majority of the shares represented and voted at the meeting.

     A representative of Deloitte & Touche, LLP will attend the 1999 Annual Meeting with the opportunity to make a statement if such representative desires to do so and to respond to appropriate questions presented at the meeting.

                                 OTHER BUSINESS

     Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented at the meeting by others. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote, pursuant to the proxy, in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder to be presented at the Company's Annual Meeting of Shareholders in 2000 must be received by the Company no later than May 5, 2000 in order to be eligible for inclusion in the Company's Proxy Statement and form of proxy used in connection with such meeting.

                                            By Order of the Board of Directors

                                            /s/ Philip J. Hawk

                                            Philip J. Hawk
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

September 2, 1999

                      (this page intentionally left blank)

     THIS MAP IS PROVIDED FOR THE CONVENIENCE OF SHAREHOLDERS ATTENDING THE 1999 ANNUAL MEETING. COMPLIMENTARY PARKING WILL BE PROVIDED. IN CASE OF ANY DIFFICULTY, PLEASE TELEPHONE THE COMPANY AT (281) 331-6154.

                                   TEAM, INC.
                                 ANNUAL MEETING
                              (200 HERMANN DRIVE)

                                     [MAP]

PROXY                                                                      PROXY
                                   TEAM, INC.

               Proxy Solicited on Behalf of the Board of Directors
            For the Annual Meeting of Shareholders -- October 7, 1999

The undersigned hereby appoints KENNETH M. THOLAN AND TED W. OWEN, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all of the shares of voting stock of Team, Inc. held of record by the undersigned on August 20, 1999, at the Annual Meeting of Shareholders to be held at the Company's offices, 200 Hermann Drive, Alvin, Texas 77511, at 3:00 p.m. (local time) on October 7, 1999, or any adjournment(s) thereof.

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE

                 (Continued and to be signed on reverse side.)


--------------------------------------------------------------------------------

                                   TEAM, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


[                                                                                                                                 ]

1. Election of Directors of the Company             For   Withheld   For All                         3. Ratification of the appoint-
   Nominees: Philip J. Hawk and Louis A. Waters     All      All     Except    Nominee Exceptions:      ment of Deloitte & Touche
                                                    [ ]      [ ]       [ ]                              as independent public
                                                                                                        accountants of the company

                                                                                                          FOR   AGAINST   ABSTAIN
                                                                                                          [ ]     [ ]       [ ]

2. Approval of Amendment to the 1998 Incentive      FOR    AGAINST   ABSTAIN   For all except nominees
   Stock Option Plan                                [ ]      [ ]       [ ]     written in below.           The undersigned
                                                                                                           acknowledges receipt of
                                                                               -----------------------     the Notice of Annual
                                                                                                           Meeting of Shareholders
                                                                                                           and of the Proxy
                                                                                                           Statement.

                                                                                                           Dated:            , 1999
                                                                                                                 ------------

                                                                                                           Signature(s)
                                                                                                                       ------------


                                                                                                           ------------------------
                                                                                                           Please sign exactly as
                                                                                                           your name appears.

                             SIGNATURE AND DATE AREA                                                       Joint Owners should each
                                                                                                           sign personally. Where
                                                                                                           applicable, indicate your
                                                                                                           official position or
                                                                                                           Representation capacity.


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                            * FOLD AND DETACH HERE *

                             YOUR VOTE IS IMPORTANT!

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.